                                                                    EXHIBIT 10.6

                   SOFTWARE LICENSING AND SUPPORT AGREEMENT
                   ----------------------------------------


     This Agreement is entered into on November 21, 1994, by and between ComCoTec, Inc., an Illinois corporation, ("ComCoTec") and Pro-Mark Holdings Inc. ("Client"), a Delaware Corporation.

     The parties agree:

     1. PERFORMANCE OF SERVICES. ComCoTec will provide Client with the software products ("Products") and services ("Services") necessary to implement ComCoTec's RxCLAIM Online Transaction Processing System (the "System"), as described on Exhibit A and the other exhibits attached hereto and made a part hereof.

     2. LICENSE TO THE SYSTEM. ComCoTec hereby grants to Client, and Client wholly owned subsidiaries, and Client hereby accepts, a nonexclusive license (the "License") to use the System at the Client's facilities described on Exhibit C attached hereto (the "Client's Facility"). Title to the System will remain with ComCoTec at all times, Client being granted only a license to the System. The License extends only to the use of the System at the Client's Facility for the Client's own business. Client shall not, without the express written consent of ComCoTec, use the System to provide computer or other services than claims processing services to any other person or entity or in any other manner except for its own business.

     3.    CONFIDENTIAL INFORMATION.

           3.1   RESTRICTION. Each party acknowledges that certain information
                 -----------
provided by the other party to this Agreement may be considered proprietary, confidential, or trade secret information ("Proprietary Information"). "Proprietary Information" means information which, at the time of disclosure, is not generally known by the public and any competitors of either party.

                 (a) All information that is disclosed by the disclosing party to the receiving party and which is to be protected as Proprietary Information of the disclosing party shall be protected hereunder under these conditions:

                      (i) If in writing or other tangible or electronic form, the Proprietary Information must be conspicuously labeled at the time of delivery as proprietary information; and

                      (ii) If oral, the Proprietary Information must be identified prior to disclosure as proprietary information, and after disclosure, but no later than thirty (30) calendar days thereafter, must be reduced in summary form to writing or other tangible or electronic form, and delivered to the receiving party consistent with subparagraph (i).

                 (b) Proprietary Information of the disclosing party shall be safeguarded by the receiving party for a period of two (2) years after the date of disclosure, unless another period of time is indicated at the time, and in the same manner that the receiving party treats its own proprietary information of like kind.

                 (c) The receiving party will: grant access to Proprietary Information to only employees with a defined need to know; disclose Proprietary Information to no unaffiliated third parties except upon the prior written approval of the disclosing party; make no copies of any oral, written, graphic, electronic, or electromagnetic forms of the Proprietary Information without the prior written permission of the disclosing party; make no use of any of the Proprietary Information for any purpose except that which is expressly contemplated by this Agreement; and maintain a policy which requires their employees to treat and maintain the disclosing party's Proprietary Information in a confidential manner.

          3.2    LIMITATIONS.  The receiving party will not distribute, disclose
                 -----------
or disseminate the Proprietary Information of the disclosing party, in any way, except as provided in this Agreement, unless:

                 (a) the Proprietary Information is generally available to the public, through no fault of the receiving party, its employees or consultants and without breach of this Agreement; or

                 (b) the Proprietary Information is already in the possession of the receiving party without restriction and prior to any disclosure hereunder; or

                 (c) the Proprietary Information is or has been lawfully disclosed to the receiving party by a third party without an obligation of non-disclosure upon the receiving party; or

                 (d) the Proprietary Information is developed independently by employees of the receiving party; or

                 (e)  the applicable period of non-disclosure pursuant to
(S)3.1(b) has terminated; or

                 (f) the Proprietary Information is produced or disclosed pursuant to applicable law, regulation or court order, provided that the receiving party has notified the disclosing party prior to such required disclosure and has given the disclosing party an opportunity to contest such required disclosure; or

                 (g) the Proprietary Information is approved for release or disclosure by the disclosing party.

     4.    DELIVERY OF THE SYSTEM.

           4.1   DELIVERY AND INSTALLATION.  ComCoTec will install the System on
                 -------------------------
the computer equipment (the "Equipment") at the Client's Facility and will deliver the user documentation (the "Documentation") set forth in Exhibit A, to the Client on or before December 31, 1994 (the delivery date), except as such date may be delayed pursuant to (S)4.2 hereof. Client shall take such actions as ComCoTec informs Client are reasonably necessary to ready and provide its facilities for the installation of the System. The cost of installation set forth on Exhibit B will be billed to Client as those services are rendered to the Client.

          4.2    DATES OF DELIVERY AND INSTALLATION.  The Client may specify a
                 ----------------------------------
delivery and installation date for the System later than February 1, 1994, by written notice to ComCoTec at least 30 days prior to such delivery date, Client reasonably determines that it will be unable to prepare its facilities or install the Equipment prior to the date scheduled for delivery and installation of the System and if such delay will not extend beyond March 1, 1995, absent an Event of Force Majeure as set forth in (S)14 hereof.

          4.3    ACCEPTANCE TESTING.  Promptly and diligently after
                 ------------------
installation, ComCoTec shall conduct all such inspections and tests of the System as Client may deem necessary or appropriate to determine whether any Defects exist in the System. A Defect is any failure by the System to conform in any material respect with the User Documentation and the System Specifications detailed in Exhibit A. Client shall be deemed to have accepted and approved the System ("Acceptance") for all purposes of this Agreement upon the occurrence of either of the following:

                 (a) Client's delivery to ComCoTec of written notice that Client is satisfied and that the System materially performs in accordance with the System Specifications; or

                 (b) Client's use of the System or any modules thereof to operate Client's business (Commercial Use) for a period not to exceed one hundred fifty (150) days; or

                 (c) Client's failure to give ComCoTec written notice of any Defect within 30 days after Client's receipt of a notice from ComCoTec that the installation is complete, or within 15 days after the later of (i) Client's receipt of written notice from ComCoTec (in response to Client's last prior notice to

ComCoTec of the existence of a Defect) from ComCoTec stating that all material Defects have been corrected and (ii) ComCoTec's demonstration to Client of such corrections and the absence of any other Defects.

          4.4    MODIFICATIONS.  The Client may request the modification of
                 -------------
ComCoTec's obligations and responsibilities during the term of this Agreement upon written request delivered to ComCoTec. If ComCoTec accepts such modification, Client will pay ComCoTec's fees and expenses, at ComCoTec's then-prevailing rate to effectuate such modifications.

     5. TRAINING. Within 30 days of Acceptance, ComCoTec will provide training in the use and operation of the System at Client's Facility. Such training shall be sufficient to allow qualified Client personnel to utilize the
System.   All training will be billed to the Client at ComCoTec's then prevailing rate for such services.

     6. FEES AND EXPENSES. Client will pay the additional fees and obtain the other software packages which are detailed in Exhibit B attached hereto and made a part hereof. Client is responsible for and will pay all sublicense fees, installation expenses, freight and shipment costs and all other charges relating to the delivery and installation of any and all software, hardware and materials to Client.

     7. PAYMENT. Client will pay ComCoTec for Products and Services in accordance with Exhibit B and the following schedule:

     Upon execution of this Agreement                          25%
     Upon installation of the System                           25%
     Ninety (90) days after installation of the System         35%
     Upon Acceptance                                           15%

In addition to the License Fees, Client will reimburse ComCoTec for any and all installation expenses, including preparation work, travel in accordance with ComCoTec's then-current policy regarding reimbursed travel, and hardware provided by ComCoTec to Client. All invoices from ComCoTec are due and payable by the Client within 30 days after the date of the invoice from ComCoTec. For any invoice remaining unpaid over 45 days from the date of the invoice, Client will pay interest at the rate of 1-1/2% per month.

     8.    SOFTWARE MAINTENANCE.

           8.1   SUPPORT SERVICES AND COSTS.
                 --------------------------

                 (a) SUPPORT SERVICES.   Beginning on the date of Acceptance,
                     -----------------
ComCoTec shall provide the following software maintenance and support ("Support Services"): (i) use its best efforts to confirm the existence of and correct errors in the System if Client notifies ComCoTec that such errors exist; however, if ComCoTec determines that no such error exists, Client will pay ComCoTec for such services at ComCoTec's then-current hourly rates; and (ii) provide Client, on a timely basis, with updates necessary for the System to continue to comply with the System Specifications, and updates reflecting improvements made to the System by ComCoTec (collectively "Updates") . Subject to the terms of (S)9.3, ComCoTec shall provide Updates to the Client as they become available for general distribution. Updates may also include enhancements, additional features as they are incorporated into the System, and modifications necessary for federal, state, or third party requirements. Support Services also include access to technical support personnel of ComCoTec for questions which may arise while using the System and correction of all material programming errors.

                 (b)  CHARGE FOR SUPPORT SERVICES.  In return for ComCoTec
                      ----------------------------
rendering Support Services to the Client, Client will pay ComCoTec one and one quarter percent (1.25%) of the then-current contract price of the System per month, for each month or any part thereof beginning ninety (90) days following Installation of the System. Such payments will be payable in advance, on or before the first of the month during which Support Services are to be provided. Such payments shall be due and payable regardless of the nature and scope of Support Services, if any, actually performed by ComCoTec during the subsequent month. Failure by Client to adhere to this payment schedule shall terminate ComCoTec's responsibility to provide Support Services to any Client.

                 (c)  SYSTEM ADMINISTRATOR.  The Client will designate, on
                      --------------------
Exhibit D, one member of its staff ("System Administrator") to be responsible for: (1) investigating user problems prior to the involvement of ComCoTec's personnel; (2) ensuring that users have been properly trained; and (3) evaluating the severity of problems that occur after regular business hours and on weekends to ensure that only those problems that are of a potentially serious nature are reported to ComCoTec at those times. If the System Administrator will be absent, a substitute will be provided to perform his duties.

           8.2   PRICE & DDI UPDATE SERVICE.  Client will contract directly with
                 ---------------------------
Medi-Span for price and DDI update services.

           8.3   ADDITIONAL FEES.  The investigation by ComCoTec of any software
                 ----------------
errors which arise from changes to the System by anyone other than ComCoTec's personnel or which are not found to exist, will be billed to Client at ComCoTec's then-current application support rates.

     9.    COMCOTEC'S WARRANTIES.

           9.1   AUTHORITY.  ComCoTec represents and warrants that:
                 ---------
(a) it has the full right, power and authority to enter into this Agreement and to grant to the Client the rights and licenses and authority to sublicense granted hereunder, (b) the use of the System will not infringe upon the proprietary rights or violate the contractual rights of any third party.

           9.2   SOFTWARE WARRANTY.  ComCoTec expressly warrants that for a
                 -----------------
period of one (1) year from the Acceptance, the System shall be free from Defects.

           9.3   DISCLAIMER OF WARRANTIES.  Except as otherwise expressly
                 ------------------------
provided, COMCOTEC MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SYSTEM AND EXPRESSLY DISCLAIMS ANY AND ALL SUCH WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CLIENT ACKNOWLEDGES THAT THE SYSTEM ARE NOT REGARDED OR RELIED ON AS A SUBSTITUTE FOR THE SKILL, JUDGMENT AND CARE OF PHARMACISTS OR OTHER PROFESSIONAL PERSONNEL IN DISPENSING PHARMACEUTICAL PRODUCTS OR OTHERWISE.

     10. SOURCE CODE LICENSES FOR CLIENT. ComCoTec hereby grants Client a non-exclusive license to use, enhance, and modify the source code for the System to support and provide enhancements to the System. Client may not distribute, copy, or use the source code in any other way. Client may exercise the rights granted by this section only after payment of the additional Source License Fee identified in Exhibit B.

     11.   TAXES AND ASSESSMENTS.  The License Fee does not include any taxes
           ---------------------
imposed or levied in connection with this Agreement and, with the exception of any taxes imposed upon ComCoTec which are based on its income, all such other taxes, if any, imposed as a result of the licensing or sublicensing of the System under this Agreement will be the responsibility of Client.

     12.   TERM OF AGREEMENT AND TERMINATION.
           ---------------------------------

           12.1  TERM.  This Agreement shall remain in full force and effect
                 ----
for a period of one (1) year, unless terminated earlier as set forth herein. Thereafter, this Agreement shall automatically be renewed annually, unless terminated earlier as set forth herein.

           12.2  EVENTS OF TERMINATION.  This Agreement may be terminated if (a)
                 ---------------------
either party commits a material breach of this Agreement and such breach remains uncorrected for thirty (30) days following written notice to breaching party specifying the breach, (b) either party shall have ceased business, been adjudicated, bankrupt or insolvent, made an assignment for the benefit of creditors, or filed a petition for bankruptcy or reorganization or (c) upon 90 days written notice by either party without cause.

           12.3  EFFECTS OF TERMINATION.
                 ----------------------

                 (a) If this Agreement is terminated by ComCoTec due to an uncorrected breach of Client or due to Client's insolvency or bankruptcy, Client shall promptly deliver all materials in Client's possession pertaining to the System to ComCoTec, and shall thereafter discontinue its use and distribution of the System.

                 (b) If this Agreement is terminated by Client due to an uncorrected breach by ComCoTec or due to ComCoTec's insolvency or bankruptcy, Client may retain all materials, to enable Client to continue to support the System.

                 (c) If this Agreement is not renewed by Client or ComCoTec, Client will return all software and documentation ("Materials").

                 (d)  The parties' respective rights and obligations under (S)3,
(S)7, (S)8, and (S)9 of this Agreement shall survive termination or expiration of this Agreement. However, each party's obligations under (S)3 shall terminate as to any element of the other party's Proprietary Information which ceases to be proprietary to such party for any reason other than the breach by the other party of its obligations under this Agreement.

     13.   LIMITATION OF LIABILITY.

           13.1  LIMITATIONS OF LIABILITY.  ComCoTec shall have no liability for
                 ------------------------
any claim of loss or damage incurred as a result of the wrongful acts or omissions of ComCoTec.

           13.2  LIMITATION FOR DRUG INTERACTIONS.  Client acknowledges that the
                 --------------------------------
drug interaction portion of the System is to be used only as a guide and is not to be regarded or relied on as a substitute for the skill, judgment and care of pharmacists or other professional personnel in dispensing pharmaceutical products. ComCoTec shall not, under any circumstances, be liable or responsible for injury, including death, suffered by any consumer of any pharmaceutical or any other product dispensed or distributed by any person or entity using the System for any purpose, or for any side-effects or other consequential or incidental damages of any kind or description whatsoever from the use of any such product, it being expressly understood that such liability and responsibility rests entirely upon the pharmacist or other professional involved in dispensing the pharmaceutical products.

     14.   FORCE MAJEURE AND EXCUSABLE DELAYS.

           14.1  EVENT OF FORCE MAJEURE.  Neither party shall be liable for any
                 ----------------------
costs or damages due to nonperformance under this Agreement arising out of any cause or event not within the reasonable control of such party and without its fault or negligence, such causes or events sometimes being hereinafter referred to as Events of Force Majeure.

           14.2  NOTICE REQUIREMENT.  Either party shall give the other party
                 ------------------
prompt notice of the occurrence of any Event of Force Majeure that may cause delay hereunder, and the date of performance by any party that gives such notice shall be extended for a period not exceeding the period of delay caused by the Event of Force Majeure so identified.

           14.3  POSTPONEMENT OF SYSTEM SHIPMENT.  If requested by written
                 -------------------------------
notice received from Client after either party is given notice of any Event of Force Majeure, ComCoTec shall postpone shipment of the System for such period (not exceeding six months in the aggregate) as Client may request by written notice to ComCoTec. If there is a postponement, all dates of performance by ComCoTec under this Agreement shall be extended for a corresponding period.

           14.4  LIMITATION ON PERIOD OF FORCE MAJEURE.  Unless the performance
                 -------------------------------------
by either party of its obligations under this Agreement is delayed by the occurrence or an Event of Force Majeure for a period of more than six months (and such nonperformance is excused under the foregoing provisions) no Event of Force Majeure shall be an excuse for permanent nonperformance but shall be an excuse only for delays in performance and only to the extent that such delays are directly attributable to such cause. Should any Event of Force Majeure delay performance in any material respect for a period of more than six months, either party shall have the option to rescind this Agreement upon notice to the other party.

           14.5  EXCULPATION.  Neither party shall be liable for any delay or
                 -----------
failure in the performance of its obligations under this Agreement that directly results from any failure of the other party to perform its obligations as set forth in this Agreement.

     15.   MISCELLANEOUS PROVISIONS.

           15.1  SEVERABILITY.  All provisions of this Agreement are severable.
                 ------------
If any provision or portion hereof is determined to be unenforceable, the rest of the Agreement shall remain in effect, provided that its general purposes are still reasonably capable of being effected.

           15.2  NOTICE.  All notices and demands of any kind or nature which
                 ------
any party to this Agreement may be required or may desire to serve upon any other in connection with this Agreement shall be in writing and may be served personally or (as an alternative to personal service) by prepaid registered or certified United States mail or by private mail service (e.g., Federal Express or DHL), in either case to the following addresses:

     If to ComCoTec:          Contract Administration
                                ComCoTec, Inc.
                                2505 S. Finley Road, Suite 110
                                Lombard, IL 60148

     With a copy to:          Larry M. Zanger
                                McBride Baker & Coles
                                500 West Madison Street
                                40th Floor
                                Chicago, Illinois 60661

     If to Client:              ______________________________
                                ______________________________
                                ______________________________
                                ______________________________

     With a copy to:            ______________________________
                                ______________________________
                                ______________________________
                                ______________________________


          Service of such notice or demand so made shall be deemed complete on the day of actual delivery as shown by the addressee's registry or by carrier or other certification receipt or at the expiration of three (3) days after the date of mailing, whichever is earlier in time. Any party hereto may from time to time, by notice in writing served upon other parties as aforesaid, designate a different mailing address or a different person to which following such service all further notices or demands are thereafter to be addressed.

           15.3  ASSIGNMENT.  Neither this Agreement nor any of the rights,
                 ----------
duties or obligations as provided hereunder may be assigned or transferred by a party without the express written consent of the other party, whose consent may be withheld in its sole discretion; provided that either party or the division, subsidiary or affiliate of a party responsible for performance of this Agreement (the "Assignor Party") may, upon written notice to the other, assign this Agreement in whole to any third party acquiring substantially all of the Assignor Party's assets or with which the Assignor Party merges and who in either event agrees in writing to assume each and every obligation conferred upon the Assignor Party under this Agreement shall be binding upon and inure to the benefit of the parties and the successors and assigns.

           15.4  GOVERNING LAW.  This Agreement shall be construed and
                 --------------
interpreted in accordance with and governed and enforced in all respects by the laws of the State of Illinois, excluding its choice of law rules.

           15.5  INDEPENDENT CONTRACTOR.  At all times the relationship of
                 ----------------------
ComCoTec to the Client shall be that of an independent contractor. Nothing in this Agreement shall be construed to create any partnership, association, joint venture or employment between the parties. All individuals ComCoTec furnishes to perform services hereunder shall, at all times, be the employees or agents of ComCoTec. ComCoTec shall have the sole and exclusive control over its employees or agents who perform services for the Client and over the labor and employee relations policies and policies relating to wage, hours, working conditions, benefits or other conditions of its employees, or agents.

           15.6  NON-DISCRIMINATION.  ComCoTec will not discriminate against any
                 ------------------
worker, employee or applicant for employment or any other member of the public on the basis of race, creed, color, national or ethnic origin, sex or handicap or otherwise knowingly commit an unfair labor practice. Where required by law, ComCoTec will incorporate this clause in all contracts it enters into with suppliers of materials or services with respect to this Agreement.

           15.7  ENTIRE AGREEMENT.  This Agreement, and all Exhibits attached
                 ----------------
hereto, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and this Agreement may not be modified, amended or otherwise changed in any manner except by a written instrument executed by the party against whom enforcement is sought.

           15.8  HEADINGS.  The titles and headings of the various sections and
                 --------
paragraphs hereof are intended solely for the convenience of reference and are not intended for any purpose whatsoever to explain, modify or place any construction upon or on any of the provisions of this Agreement.

           15.9  WAIVER OF BREACH.  The waiver by either party of a breach of
                 ----------------
any provisions of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.


Client:                                  ComCoTec, Inc.:



By: /s/ E. David Corvese                 By: /s/ Scott J. Kornhauser
   --------------------------               ------------------------



Title: President                         Title: President
      -----------------------                  ---------------------

                                   EXHIBIT  A

                           DESCRIPTION OF THE SYSTEM

RxCLAIM Software Product as configured will operate as described in the most current version of ComCoTec's Documentation and Product Literature and will provide the following facilities for the Management of Prescription Drug Benefit
Programs:

1) ON-LINE ADJUDICATION OF PRESCRIPTION CLAIMS SUBMITTED USING MULTIPLE PROTOCOLS WITH RECORDS FORMATTED IN THE NATIONAL COUNCIL OF PRESCRIPTION DRUG PROGRAMS STANDARD FOR TELECOMMUNICATION OF DRUG CLAIMS, VERSION 1, 3.2A, 3.2B and 3.2C.

2) ON-LINE CLAIM EDITS BY MEMBER, GROUP, NDC, MANUFACTURER, DRUG CLASS, GENERIC PRODUCT IDENTIFICATION, PHARMACY PROVIDER, PHYSICIAN, AND ADDITIONAL AS DEMONSTRATED

3) CLAIM MAINTENANCE OF PREVIOUSLY SUBMITTED CLAIMS, INCLUDING REVIEW OF CLAIMS HISTORY BY PATIENT

4) MEMBERSHIP MAINTENANCE, INCLUDING ELIGIBLE MEMBER LOAD FROM TAPE AND EDITS OF INFORMATION ON-LINE

5) CLIENT MAINTENANCE FUNCTIONS FOR ENTRY AND UPDATE OF CARRIERS, ACCOUNTS, GROUPS, AND GROUP TRANSLATIONS

                                   EXHIBIT A

                       DESCRIPTION OF THE SYSTEM (CON'T)


6)   PLAN PROFILE AND PLAN PARAMETER MAINTENANCE FUNCTIONS AS DEMONSTRATED

7)   PRICE, FEE AND COPAY SCHEDULE MAINTENANCE AS DEMONSTRATED

8) CONTROL OF ON-LINE CALCULATION OF VARIABLE PRESCRIPTION REIMBURSEMENT RATES (BY PHARMACY, PHARMACY NETWORK OR SUBSET OF PHARMACY NETWORK)

9)   ON-LINE CALCULATION OF VARIABLE COPAYS AND ACCUMULATION OF DEDUCTIBLES

10) PHARMACY, PHARMACY NETWORK, PHYSICIAN, PHYSICIAN NETWORK AND CARE FACILITY MAINTENANCE

11)  DRUG MASTER MAINTENANCE (REQUIRES MEDI-SPAN LICENSE FOR DRUG DATABASE)

12)  MAINTENANCE OF MULTIPLE PRICING SOURCES AND BASES

13)  UPDATE FACILITIES FOR PRICE CHANGE MAINTENANCE VIA TAPE

14)  MAINTENANCE OF MULTIPLE FORMULARY LISTS BY NDC AND GPI

                                   EXHIBIT A

                       DESCRIPTION OF THE SYSTEM (CON'T)


15) MANAGEMENT REPORTING BY MULTIPLE CATEGORIES (ACTIVITY, MEMBER UTILIZATION, DRUG UTILIZATION, PHARMACY PROVIDER, PRESCRIBER, UTILIZATION REVIEW, AND CONTROL TABLE REPORTING

16) AD HOC REPORTING OF RELATIONAL DATABASE VIA IBM'S AS/400 QUERY AND SQL/400 (SEPARATE LICENSES REQUIRED FROM IBM)

17) FINANCIAL REPORTING CYCLE FOR PAYMENT AND RECONCILIATION OF CLAIMS SUBMITTED BY PROVIDER, INCLUDING FINANCIAL CYCLE CONTROLS AND COMPLETE RESTART SUPPORT

18)  MISCELLANEOUS TABLE MAINTENANCE FUNCTIONS

19) SYSTEM CONTROL FACILITIES, INCLUDING COMMUNICATIONS LINE CONFIGURATION, START-UP WITH AUTOMATIC RESTART, AND SYSTEM ACTIVITY MONITOR FUNCTIONS

20)  SUPPORT FOR INTEGRATION OF ADDITIONAL DATA FROM ALTERNATIVE PROVIDER
     SOURCES

21) SOFTWARE FAULT TOLERANCE (REQUIRES MIMICS SOFTWARE LICENSE FROM LAKEVIEW TECHNOLOGY)

                                   EXHIBIT A

                       DESCRIPTION OF THE SYSTEM (CON'T)


22)  SYSTEM SUPPORT OF PROCESSING OF PAPER CLAIMS VIA MANUAL DATA ENTRY

23)  ADDITIONAL FACILITIES AND FUNCTIONALITY AS DEMONSTRATED


                                 DOCUMENTATION


1.   RxCLAIM System User Reference Guide

2.   RxCLAIM System Report Book

                                   EXHIBIT B
                           FEES AND EXPENSE SCHEDULE

1.   SOFTWARE  LICENSES

     a.    RxCLAIM Software License Charge

           RxCLAIM Software License charges are for one transaction processing system, comprised of no more than two (2) AS/400s. Only one AS/400 may be used as the on-line processor at any time, with a second machine for back-up and/or batch processing. Software license charge is determined by the annual transaction volume of Client. Client agrees to provide ComCoTec access to the System no less than two (2) times per contract year for the purpose of determining transaction volumes.

           Annual Transaction                         Software
                Volume                             License Charge
           -----------------                       --------------

                    0 -  13,500,000                $  395,000
           13,500,001 -  17,000,000                $  495,000
           17,000,001 -  29,000,000                $  595,000
           29,000,001 -  41,000,000                $  695,000
           41,000,001 -  59,000,000                $  795,000
           59,000,001 -  103,000,000               $  895,000
          103,000,000 -  132,000,000               $  995,000
          132,000,0001 - And Over                  $1,095,000

          (AS/400 Operating System Software is additional from IBM.) The upgrade charge to move from one transaction volume bracket to another will be calculated by subtracting the current Client license charge from the new software license charge for the new transaction bracket, according to the schedule identified herein. Client understands and agrees to notify ComCoTec in writing at least 30 days prior to upgrade and to pay said calculated upgrade charge promptly upon receipt of invoice for upgraded software license. ComCoTec agrees to provide software authorization key within 14 days of notification of upgrade by Client.

     b.   Software Source Code License Charge:   $250,000
          (The SYNON 2/E CASE Tool, additional from SYNON, INC., is necessary if source is purchased.

2.   INSTALLATION EXPENSES

Installation of software, data preparation, training, and any agreed upon software modifications is additional, billed at a rate of $120.00 per man-hour. ComCoTec will use its best efforts

                                   EXHIBIT B
                       FEES AND EXPENSE SCHEDULE (CON'T)


to submit all estimated Installation Expenses to Client in advance for Client's prior approval. Out-of-pocket expenses for travel, meals and lodging will be billed in addition to the hourly charges and will be invoiced to Client as incurred. Client is entitled to a $35,000 credit toward installation expenses. This credit must be used within twelve (12) months from the date this agreement is executed. Credit applies exclusively to installation expenses defined herein.


3.   FUTURE CONSULTING, TRAINING AND CUSTOM ENHANCEMENTS*

     a.  Hourly Rate:                                                    $120.00

     b.  Out-of-pocket expenses for travel, meals, lodging and other
         miscellaneous expenses:                                     As Incurred

     c.  Discounted Hourly Rate:

         To be eligible for the following discounts Client must guarantee payment for the Committed Hours Per Quarter. A minimum of thirty (30) days notice must be provided prior to engagement.

         COMMITTED HOURS
           PER QUARTER                  DISCOUNT                RATE PER HOUR

                  320                      5%                       $114.00

                  640                     10%                       $108.00

                  960                     15%                       $102.00

                1,280                     20%                       $ 96.00

______________________

* ComCoTec reserves the right to raise its hourly consulting rate once per contract year. At no time shall increases exceed 10% of the then current rate.

                                   EXHIBIT C
                                CLIENT FACILITY



Address:                 The Lily Pads Professional Center
                         33 North Road
                         P.O. Box 3704
                         Peace Dale, RI 02883


Telephone Number:        (401) 782-0702

FAX:                     (401) 783-3520

                                   EXHIBIT D
                              SYSTEM ADMINISTRATOR



Name:          Russ Corvese


Title:


Telephone #:   (401) 782-0702
FAX:           (401) 783-3520


Address:       The Lily Pads Professional Center
               33 North Road
               P.O. Box 3704
               Peace Dale, RI 02883